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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-81128, No. 333-60500, No. 333-51856, No. 333-116658, No. 333-11179, No.
333-36982, No. 333-95883, No. 333-88671, No. 333-77793, No. 333-58311, and No.
333-34645 on Form S-3 and Registration Statements No. 333-113436, No. 333-89764, No. 333-92905, No. 333-50391, No. 333-34711, and No. 333-04717 on Form S-8 and
Registration Statement No. 333-2678 on Form SB-2 of our reports relating to the consolidated financial statements and consolidated financial statement schedule of ProxyMed, Inc. and its subsidiaries (d/b/a MedAvant Healthcare Solutions) and management's report on the effectiveness of internal control over financial reporting dated March 14, 2006, appearing in the Annual Report on Form 10-K of ProxyMed, Inc. for the year ended December 31, 2005.

/s/ DeLoitte & Touche LLP

Atlanta, Georgia
March 14, 2006